UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2010, Grubb & Ellis Equity Advisors, LLC, or GEEA, the managing member of Grubb & Ellis Healthcare REIT II Advisor, LLC, or our advisor, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, with Stingray Properties, LLC, an unaffiliated third party, or the Seller, and Crystal Blue Properties, LLC, Sylvan Holdings, LLC and Dr. Samuel Elghoran, also unaffiliated third parties, or collectively, the Seller Guarantor, for the purchase of the Center for Neurosurgery and Spine, located in Sartell, Minnesota, or the Center for Neurosurgery and Spine property, for a purchase price of $6,500,000, plus closing costs.

On January 7, 2010, GEEA executed an Assignment and Assumption of Real Estate Purchase and Sale Agreement, or the Assignment, assigning all its right, title, claim and interest as the buyer in the Purchase Agreement to G&E Healthcare REIT II Sartell MOB, LLC, our wholly owned subsidiary, or the Buyer.

The material terms of the Purchase Agreement include: (i) a due diligence period of thirty (30) days from the effective date of the Purchase Agreement; (ii) an initial deposit of $200,000 due within three (3) business days after the effective date of the Purchase Agreement, which shall be applied to the purchase agreement and is non-refundable except in limited circumstances; (iii) a closing date within thirty (30) days following the expiration of the due diligence period; and (iv) a right to terminate the Purchase Agreement, in Buyer’s sole discretion, at any time prior to or on the expiration of the due diligence period by providing Seller a notice of disapproval. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. We intend to finance the purchase of the property through a loan assumption evidenced by a note in the original principal amount of $4,000,000 and the remaining balance from funds raised through our initial public offering. We also anticipate paying an acquisition fee of 2.75% of the purchase price to our advisor. The closing is expected to occur during the first quarter of 2010; however, no assurance can be provided that we will be able to purchase the property in the anticipated timeframe, or at all.

The material terms of the Purchase Agreement and the Assignment regarding the purchase of the Center for Neurosurgery and Spine property are qualified in their entirety by the agreements attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 8, 2010, we issued a press release announcing the entry into the Purchase Agreement for the purchase of the Center for Neurosurgery and Spine property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Real Estate Purchase Agreement and Escrow Instructions between Grubb & Ellis Equity Advisors, LLC and Stingray Properties, LLC and Crystal Blue Properties, LLC, Sylvan Holdings, LLC and Dr. Samuel Elghoran, dated January 7, 2010.

10.2 Assignment and Assumption of Real Estate Purchase and Sale Agreement between Grubb & Ellis Equity Advisors, LLC and G&E Healthcare REIT II Sartell MOB, LLC, dated January 7, 2010.

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated January 8, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

January 8, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Excutive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Real Estate Purchase Agreement and Escrow Instructions between Grubb & Ellis Equity Advisors, LLC and Stingray Properties, LLC and Crystal Blue Properties, LLC, Sylvan Holdings, LLC and Dr. Samuel Elghoran, dated January 7, 2010
10.2	Assignment and Assumption of Real Estate Purchase and Sale Agreement between Grubb & Ellis Equity Advisors, LLC and G&E Healthcare REIT II Sartell MOB, LLC, dated January 7, 2010
99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated January 8, 2010